EXHIBIT 99.1

CleanSpark Opens $100M Bitcoin-Backed Credit Facility with Two Prime

Proceeds to accelerate data center growth and support Digital Asset Management team’s Bitcoin treasury monetization

LAS VEGAS, September 25, 2025 -- CleanSpark, Inc. (Nasdaq: CLSK), America’s Bitcoin Miner® (the “Company”), today announced that it has expanded its capital strategy by opening a new $100 million Bitcoin-backed credit facility with Two Prime.

This financing brings CleanSpark’s total collateralized lending facilities to $400 million, providing additional non-dilutive capital to accelerate data center growth. Proceeds are expected to support Bitcoin mining hashrate deployment, invest in high-performance computing (HPC) capabilities, and fund the Company’s evolving Digital Asset Management strategies.

“We are excited to add $100 million in non-dilutive financing with Two Prime to our mature capital stack,” said Matt Schultz, CleanSpark’s Chief Executive Officer and Chairman. “We have a range of exciting opportunities to maximize current megawatts in our portfolio, accelerate potential development of high-performance compute campuses, and further invest in our Digital Asset Management strategies. This financing supports CleanSpark’s continued evolution across all business segments.”

“We are thrilled to support CleanSpark with this credit facility,” said Alexander Blume, Chief Executive Officer of Two Prime. “At Two Prime, we take pride in being a trusted partner to leading institutional bitcoin firms, delivering fair pricing and reliable capital as the industry matures. Our commitment is to empower clients like CleanSpark with the resources they need to grow, and we look forward to building on this strong relationship well into the future.”

“I am proud that we have so effectively utilized our treasury balance of nearly 13,000 bitcoin to finance growth through responsibly sized leverage with excellent partners like Two Prime, at a market-leading cost of capital,” said Gary A. Vecchiarelli, CleanSpark’s Chief Financial Officer and President. “With strong cash flow and accretive opportunities ahead, we are positioned to rapidly pay down debt, and our $400 million total capacity remains largely undrawn.”

About CleanSpark

CleanSpark (Nasdaq: CLSK), America’s Bitcoin Miner®, is a market-leading Bitcoin miner with a proven track record of success. We own and operate a portfolio of data centers across the United States powered by globally competitive energy prices. Sitting at the intersection of Bitcoin, energy, operational excellence and capital stewardship, we optimize our operations to deliver superior returns to our shareholders. Optimally monetizing low-cost, high reliability electricity positions us to prosper in an ever-changing world. Visit our website at www.cleanspark.com.

About Two Prime Lending

Two Prime Lending Limited delivers secured credit solutions to institutional bitcoin holders, offering over $3 billion in lending capacity. The firm provides flexible, non-rehypothecated loans backed by collateral held in segregated, secured custody, a model built to protect client assets and promote long-term trust in digital finance. Borrowers include miners, asset managers, family offices, and corporate treasuries seeking capital-efficient access to liquidity without compromising security.

We are an affiliate of Two Prime Inc., an SEC-Registered Investment Advisor specializing in digital asset quantitative trading, risk management, and trading for institutional clients.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this press release, forward-looking statements include, but may not be limited to, statements regarding the Company’s expectations, beliefs, plans, intentions, and strategies. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to: the success and performance of the Company’s non-bitcoin data center activities and expansion into non-bitcoin infrastructure; the impact of the CEO transition on relationships with vendors, regulators, employees and investors and the ability of the executive team to execute on the Company’s strategies, in particular its pursuit of opportunities beyond bitcoin mining; completion of construction, regulatory approvals, and electrical power availability to achieve anticipated growth; the success and performance of the Company’s digital asset management and derivatives trading activities, which were only recently commenced; the success of the Company’s digital currency mining activities; the volatility in the price of Bitcoin and the volatile and unpredictable cycles in the emerging and evolving industries in which the Company operates; increasing difficulty rates for bitcoin mining; bitcoin halving; new or additional governmental regulation; the impacts of evolving global and U.S. trade policies and tariff regimes, including that there is uncertainty as to whether the Company will face materially increased tariff liability in respect of miners purchased since 2024 and in the future; the anticipated import and delivery dates of new miners; the ability to successfully import and deploy new miners and other mining equipment; dependency on utility rate structures and government incentive programs; dependency on third-party power providers for expansion efforts; the risk that expectations of future revenue growth may not be realized; and other risks described in the Company’s prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in those filings. Forward-looking statements contained herein are made only as to the date of this press release, and we assume no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Investor Relations Contact
Harry Sudock
702-989-7693
ir@cleanspark.com

Media Contact
CleanSpark

Malory Van Guilder
651.335.0585
malory@skyya.com

Two Prime Media Contact

Dukas Linden Public Relations

Ryan Dicovitsky/Diana Bost

twoprime@dlpr.com